Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1995 appearing on page 65 of Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
January 24, 1996